EXHIBIT 99.1

CytRx Expands Management Team and Broadens Oncology Franchise

– Names Industry Veteran Scott Geyer Senior Vice President of Manufacturing –

LOS ANGELES (December 1, 2009) CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical company, continued to broaden its management expertise by naming industry veteran Scott Geyer Senior Vice President of Manufacturing.  Mr. Geyer brings more than 28 years of manufacturing and technical operations knowledge overseeing all aspects of product manufacturing in oncology and other fields, including direct experience with small molecules, biologics and topicals.

“We are assembling a team of prominent leaders within their respective fields, bringing CytRx greater expertise and a new, higher energy level that will assist with our aggressive plans to initiate multiple clinical trials next year and achieve our goals of transitioning to a commercial oncology company and building substantial stockholder value,” said CytRx President and CEO Steven A. Kriegsman.  “Scott Geyer fills an essential role on our team providing the important manufacturing perspective necessary to conduct clinical trials that will allow us to pursue drug registration or partnering with pharmaceutical or biotechnology companies."

CytRx Chief Medical Officer Daniel Levitt, MD, Ph.D., stated, “Through my past experience with Scott, I can attest to his depth of technical and industry knowledge, his leadership capabilities and widespread industry contacts that make him among the most qualified manufacturing leaders for this position.  He is thoroughly versed in the requirements necessary to meet U.S. Food and Drug Administration (FDA) regulatory and manufacturing standards, including drug formulation development, and played a role in the development of the breakthrough oncology drug Nexavar for kidney and liver cancer.  I am delighted that he is joining us at CytRx.”

Mr. Geyer most recently served as Vice President, Technical Operations at Cerimon Pharmaceuticals, Inc., where he was responsible for developing FDA-compliant quality systems manufacturing processes, led the contract manufacturing function and evaluated in-licensing opportunities.  In this position, he established state-of-the-art bioanalytical methods and developed formulations to support clinical advancement of several lead programs.  He previously served as Senior Vice President, Technical Operations & Product Development at TRF Pharma, Inc.; Vice President, Technical Operation at Xencor, Inc.; and Vice President, Manufacturing and Process Development at BioMarin Pharmaceuticals Inc.  Mr. Geyer’s past experience includes holding senior positions at Onyx Pharmaceuticals and Protein Design Labs, Inc., as well as positions at Ares-Serono Group and SmithKline Beckman, among others.  Mr. Geyer has co-authored numerous publications in peer-reviewed journals.  He holds an M.S. in veterinary microbiology from Texas A&M University and a B.S. in microbiology from the University of Southwestern Louisiana.

About CytRx Corporation
CytRx Corporation is a biopharmaceutical research and development company engaged in the development of high-value human therapeutics. The CytRx drug development pipeline includes programs in clinical development for cancer indications, including tamibarotene in a clinical trial for the treatment of acute promyelocytic leukemia (APL). In addition, CytRx is developing two drug candidates based on its industry-leading molecular chaperone technology, which aims to repair or degrade misfolded proteins associated with disease. CytRx also maintains a 36% equity interest in publicly traded RXi Pharmaceuticals, Inc. (NASDAQ:RXII). For more information on the Company, visit www.cytrx.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks related to CytRx’s ability to enter into partnerships or other transactions to advance the clinical development of its portfolio of drug candidates, or commercialize any of CytRx’s current drug candidates or initiate commercial operations through the acquisition of any newly identified drug candidates, risks related to CytRx's need for additional capital or strategic partnerships to fund its ongoing working capital needs and development efforts, risks related to the future market value of CytRx's investment in RXi and the liquidity of that investment, and the risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Additional Information:
Legend Securities, Inc.
Thomas Wagner
800-385-5790 x152
718-233-2600 x152
twagner@legendsecuritiesinc.com